                                                                     EXHIBIT 4.9


THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE SENIOR INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SENIOR INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SENIOR INDENTURE.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) ("DTC"), to the Corporation or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC, and unless any payment is made to Cede & Co.., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS NOTE IS SUBJECT TO INVESTMENT RISKS.

REGISTERED                                                     $________________
NUMBER _______                                                 CUSIP ___________

                           BANK OF AMERICA CORPORATION
                    CONSUMER PRICE INDEX LINKED INTERNOTE(R)
                              (Senior Indexed Note)

[X] SEE THE ATTACHED INTEREST PAYMENT AMOUNT RIDER for a description of the INTEREST PAYMENT AMOUNTS and its method of calculation

ISSUE DATE(1):
MATURITY DATE:
CALCULATION AGENT: The Bank of New York
ADDITIONAL TERMS:
MINIMUM DENOMINATIONS: $1,000 and whole multiples of $1,000.
SURVIVOR'S OPTION: [ ]Yes (If checked "Yes," the attached Survivor's Option
                   Rider is incorporated into this Note.

      BANK OF AMERICA CORPORATION, a Delaware corporation (the "Corporation," which term includes any successor corporation under the Senior Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, (i) ______________________ Dollars ($___________) and (ii) that amount or amounts of interest (the "Interest Payment Amount(s)") according to the terms of the attached Interest Payment Amount Rider.

      Any principal or Interest Payment Amounts not punctually paid or duly provided for shall be payable as provided in the Senior Indenture. In this Note, "Business Day" means any weekday that is (1) not a legal holiday in New York, New York or Charlotte, North Carolina and (2) not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

-------------
(1) The form provides that interest will accrue from the Issue Date. In the event a series of Notes is reopened, interest will accrue from the Issue Date for all tranches of Notes of that series. However, in the event a series of Notes is reopened, the authentication date for each tranche of Notes will be the date that tranche of Notes is settled, which may be different from the Issue Date.

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      The principal and Interest Payment Amounts on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Senior Indenture; provided, however, that the principal or Interest Payment Amounts may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of the Interest Payment Amounts payable on the stated Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to The Bank of New York, as Issuing and Paying Agent, 101 Barclay Street, New York, New York 10286 (the "Corporate Trust Office").

      For both this Note and Notes issued in certificated form, the payment of principal of, premium (if any), accrued interest, and any other amounts due on or after the Maturity Date will be made only upon the presentation and surrender of such Note at the office of the Trustee or successor thereof, and with respect to this Note, in accordance with the procedures of DTC.

      References herein to "U.S. dollars," "U.S.$," or "$" are to the coin or currency of the United States at the time of payment is legal tender for the payment of public and private debts.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and on the attached Rider(s), which shall have the same effect as though fully set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.

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      IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

                                                BANK OF AMERICA CORPORATION

                                                By: ____________________________
[SEAL]                                          Title: Senior Vice President
ATTEST:

By: ___________________________
Title: Assistant Secretary

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                          Certificate of Authentication

      This is one of the Notes referred to in the within-mentioned Senior Indenture.

Dated: ____________________________

                                                THE BANK OF NEW YORK,
                                                as Trustee

                                                By: ____________________________
                                                        Authorized Signatory

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                                [Reverse of Note]

                           BANK OF AMERICA CORPORATION
                    CONSUMER PRICE INDEX LINKED INTERNOTE(R)
                              (Senior Indexed Note)

      SECTION 1. General. This Note is a duly authorized senior note of the Corporation issued under an Indenture dated as of July 1, 2001 (herein called the "Senior Indenture"), between the Corporation and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Senior Indenture), to which Senior Indenture reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee, and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Trustee initially shall act as Note Registrar, Transfer Agent, and Issuing and Paying Agent in connection with the Notes.

      SECTION 2. No Sinking Fund. This Note is not subject to any sinking fund.

      SECTION 3. Redemption. This Note is not redeemable prior to the Maturity Date except for the valid exercise of the Survivors Option, if applicable.(2)

      SECTION 4. Defeasance. The provisions of Section 12.05 of the Senior Indenture do not apply to the Notes.

      SECTION 5. Events of Default. If an Event of Default (defined in the Senior Indenture as (a) the Corporation's failure to pay the principal of (or premium, if any, on) the Notes when due; (b) the Corporation's failure to pay interest on the Notes within 30 calendar days after the same becomes due; (c) the Corporation's breach of its other covenants contained in this Note or in the Senior Indenture, which breach is not cured within 90 calendar days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Notes issued under the Senior Indenture and affected thereby; and (d) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Senior Indenture.

      SECTION 6. Modifications and Waivers. The Senior Indenture permits, with certain exceptions as therein provided, the amendment of the Senior Indenture and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Senior Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Notes then outstanding under the Senior Indenture and affected by such amendment and modification. The Senior Indenture also contains provisions permitting the holders of a majority in principal amount of this Note then outstanding, on behalf of all of the holders of this Note, to waive any past default under the Senior Indenture and its consequences, except a default (1) in the payment of principal of, premium, if any, or any interest on any Note; or (2) in respect of a covenant or

-------------------
(2) This form does not contemplate redemption of the Note prior to the stated Maturity Date. If the Note may be redeemed prior to the stated Maturity Date, the form of Note, as used, may be modified to provide for the redemption of the Note prior to the stated Maturity Date.

provision of the Senior Indenture that cannot be modified or amended without the consent of the holder of each Note then outstanding and the holder of any other notes issued, authenticated and delivered under the Senior Indenture and affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      Upon any such waiver, such default shall cease to exist, and any default or event of default arising therefrom shall have been cured, for every purpose of the Senior Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

      No recourse shall be had for the payment of the principal of, premium on (if any), interest, or other amounts payable on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

      SECTION 7. Obligations Unconditional. No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of, premium (if any), interest, and other amounts payable on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

      SECTION 8. Authorized Denominations. The Notes are issuable only as registered Notes without coupons, and unless otherwise set forth on the face of this Note, only in denominations of $1,000 and whole multiples of $1,000. As provided in the Senior Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

      SECTION 9. Registration of Transfer. As provided in the Senior Indenture and subject to certain limitations as therein set forth, the transfer of this
Note is registrable in the register maintained by the Note Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Senior Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Note Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      This Note is being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Senior Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of principal (premium, if any) and interest, notices and voting. Transfer of principal (premium, if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal, premium (if any), interest, and other amounts payable to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

      This Note may be exchanged in whole, but not in part, for security-printed certificated Notes, only if (i) DTC notifies the Corporation or the Trustee that it is unwilling or unable to continue as depository for this Note in global form or if at any time DTC shall no longer be eligible under the Senior Indenture to authenticate and deliver the Note, and in either such case, a successor depository is not appointed by the Corporation within 90 calendar days, or (ii) the Corporation executes and delivers to the Trustee a written notification that this Note in global form shall be so exchangeable, or (iii) an Event of Default occurs and is continuing with respect to this Note in global form. In any such instance, an owner of a beneficial interest in this Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Unless otherwise set forth above, Notes so issued in certificated form will be issued in authorized denominations only and will be issued in registered form only, without coupons.

      No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax, assessment, or other governmental charge, including, without limitation, any withholding tax, payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee, the Issuing and Paying Agent and any agent of the Corporation, the Trustee or any Issuing and Paying Agent may treat the person in whose name this Note is registered as the owner hereof for all purposes.

      SECTION 10. Defined Terms. All terms used in this Note which are not defined herein but are defined in the Senior Indenture shall have the meanings assigned to them in the Senior Indenture.

      SECTION 11. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

                   TEN COM-- as tenants in common
                   TEN ENT-- as tenants by the entireties
                   JT TEN-- as joint tenants with right of survivorship and not as tenants in common
                   UNIF GIFT MIN ACT--.............as Custodian for.............
                                          (Cust)                   (Minor)
                        Under Uniform Gifts to Minors Act
                        .................................
                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
                                      unto

                   [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                         INCLUDING ZIP CODE OF ASSIGNEE]

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Please Insert Social Security or Other
       Identifying Number of Assignee: ____________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________ Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated: _________________________       _________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

                           BANK OF AMERICA CORPORATION
                    CONSUMER PRICE INDEX LINKED INTERNOTE(R)
                              (Senior Indexed Note)

                          INTEREST PAYMENT AMOUNT RIDER

GENERAL

      This Note is issued under the Senior Indenture, as described in the Prospectus dated October __, 2004 and is designated as the "Bank of America Corporation Consumer Price Index Linked InterNotes(R), due __________, 20__." Certain capitalized terms used herein have the meanings ascribed to them in the Prospectus.

PAYMENT AT MATURITY; INTEREST PAYMENT AMOUNTS

      At maturity, the holder of the Note will receive the principal amount of this Note. Interest, to the extent payable, will be paid monthly, in arrears, on the tenth calendar day of each month, beginning __________ 10, 20__, and on the Maturity Date. These dates are referred to as "interest payment dates," and each monthly period that ends on the day prior to an interest payment date is referred to as an "interest period."

      Interest will accrue on this Note for the first interest period at the rate of [____%] per annum. For each subsequent monthly interest period, interest on this Note will be paid at a rate determined according to the Percentage Change in the Consumer Price Index ("CPI") over a one-year period, plus [____%] per annum. In no event will the interest rate be less than 0.00% per annum.

      Interest will be payable to the person in whose name this Note is registered at the close of business 15 calendar days prior to each interest payment date. These dates are referred to as the "regular record dates." In addition, interest will be payable at maturity or, if applicable, in connection with the exercise of the Survivor's Option to the holder of this Note at the close of business on the Maturity Date or the applicable interest payment date, respectively.

      The Calculation Agent will determine any amount of interest for each $1,000 principal amount of this Note due on any interest payment date. Interest on this Note will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

      Subsequent to the first interest payment date, the Calculation Agent will determine the interest rate applicable for the interest period on each interest determination date, which is the fifth Business Day prior to an interest payment date. The interest per $1,000 principal amount of this Note for a given interest period will be rounded to the nearest penny and will be determined by the following formula:

            [Percentage Change in the CPI + ___%] x $1,000 x [30/360] where the "Percentage Change in the CPI" for any interest period means a number, rounded to the nearest ten-thousandth and then expressed as a percentage, equal to:

                          (Ref CPI(n)/Ref CPI(n-12)-1)

      In the equation above:

      (a) Ref CPI(n) for any calendar month means the Consumer Price Index for the third preceding calendar month. For example, the Ref CPI(n) applicable to a June 10 interest payment date is the Consumer Price Index for March of the same year, which is reported by the Bureau of Labor Statistics in April of that year; and

      (b) Ref CPI(n-12) for any calendar month means the Consumer Price Index for the calendar month fifteen months prior to the current interest payment date. In the example above, Ref CPI(n-12) would be the Consumer Price Index for March in the preceding year, as published by the Bureau of Labor Statistics in April of the preceding year.

      The result will be rounded to the nearest ten-thousandth of a decimal place and then expressed as a percentage.

DISCONTINUANCE OF THE CONSUMER PRICE INDEX; ALTERATION OF METHOD OF CALCULATION

      If the Bureau of Labor Statistics revises the Consumer Price Index for a particular month, the Consumer Price Index for the previously reported month will continue to be used to calculate interest payments on the notes.

      In the event that the Consumer Price Index is (1) discontinued, (2) in the judgment of the Secretary of the United States Treasury, fundamentally altered in a manner which is materially adverse to the interests of investors in U.S. Treasury Inflation-Linked Treasury Notes, as described in 61 Federal Register 50924-01, the "Reference Treasury Securities" or (3) in the judgment of the Secretary of the United States Treasury, altered by legislation or executive order of the President of the United States in a manner which is materially adverse to the interests of investors in the Reference Treasury Securities, the United States Treasury has indicated in its Appendix B to 31 Code of Federal Regulations Part 356 that, after consulting with the Bureau of Labor Statistics, or any successor agency, it will substitute an appropriate alternate index for the Consumer Price Index for the Reference Treasury Securities. In that event, the alternate index selected by the United States Treasury will replace the Consumer Price Index going forward and the index as so calculated and published by the United States Treasury or other applicable agency will be deemed to be a "Substitute Index."

      In the event that (1) the Consumer Price Index for a particular month is not reported; (2) the Consumer Price Index for the base reference period is no longer published or (3) the United States Treasury has failed to substitute an appropriate alternate index for the Consumer Price Index in the circumstances contemplated in the preceding paragraph, in each case, as of the interest determination date preceding an interest payment date, the Consumer Price Index (or

Substitute Index) for that interest payment date shall be the Consumer Price Index (or Substitute Index) in effect on the interest payment date last preceding the current interest payment date.

ROLE OF THE CALCULATION AGENT

      The Calculation Agent has the sole discretion to make all determinations regarding the calculation of interest. Absent manifest error, all determinations of the Calculation Agent will be final and binding on the holder of this Note and the Corporation, without any liability on the part of the Calculation Agent.

      The Corporation has initially appointed The Bank of New York as the Calculation Agent, but the Corporation may change the Calculation Agent at any time without notifying the holder of this Note.

                                 [If Applicable]

                           BANK OF AMERICA CORPORATION
                    CONSUMER PRICE INDEX LINKED INTERNOTE(R)
                              (Senior Indexed Note)

                             SURVIVOR'S OPTION RIDER

      If the Survivor's Option is applicable to this Note, the Representative (defined below) of a deceased beneficial owner of this Note shall be entitled to repayment of this Note following the death of the beneficial owner (a "Survivor's Option"). Unless specifically provided on the face of this Note, the Survivor's Option may not be exercised unless the Note was acquired by the beneficial owner at least six months prior to such election.

      If the Survivor's Option is applicable to this Note, upon the valid exercise of the Survivor's Option, the Corporation shall repay the Note (or portion thereof), properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner's beneficial interest in such Note plus accrued and unpaid interest to the date of such repayment, subject to the following limitations:

      (a) The Corporation may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted by the Corporation from all Representatives of deceased beneficial owners in any calendar year (the "Annual Put Limitation") to an amount equal to the greater of $2,000,000 or 2% of the Outstanding principal amount of all notes issued under the Senior Indenture as of the end of the most recent calendar year, or such greater amount as the Corporation in its sole discretion may determine for any calendar year, and may limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted by the Corporation from the Representative of any individual deceased beneficial owner of Notes in any calendar year to $250,000, or such greater amount as the Corporation in its sole discretion may determine for any calendar year (the "Individual Put Limitation").

      (b) The Corporation shall not make principal repayments pursuant to exercises of the Survivor's Option in amounts that are less than $1,000, and the principal amount of such Note remaining Outstanding after repayment pursuant to exercise of the Survivor's Option must be at least $1,000. If, however, the original principal amount of a Note was less than $1,000, the authorized representative of the deceased beneficial owner of such Note may exercise the Survivor's Option, but only for the full principal amount of such Note.

      (c) Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor's Option may not be withdrawn.

      Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option shall be accepted in the order that such Note was received by the Trustee, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor's Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Notes (or portions thereof) were originally tendered. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor's Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder thereof, at its last known address as indicated in the Note Register, that states the reason such Note (or portion thereof) has not been accepted for payment.

      In order for a Survivor's Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative
(i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the beneficial owner of such Note at the time of death and the interest in such note was acquired by the deceased beneficial owner at least six months prior to the request for repayment, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the beneficial ownership interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's beneficial ownership of such Note, (vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Note and the claimant's entitlement to payment and (vii) any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of such Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment of such Note. Subject to the Corporation's right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

      The death of a person holding a beneficial ownership interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder's spouse, will be deemed the death of the beneficial owner of the Note, and the entire principal amount of the Note so held shall be subject to repayment. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder's spouse will be deemed the death of a beneficial owner only with respect to the deceased person's interest in the Note and only the deceased beneficial owner's percentage interest in the principal amount of the Note will be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Note will be deemed the death of the beneficial owner of such Note for purposes of this provision, regardless of whether such beneficial owner was the registered holder of the Note, if such beneficial ownership interest can be established to the satisfaction of the Trustee. Such beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the Note during his or her lifetime.

      For purposes of the Survivor's Option, a person shall be deemed to have had a "beneficial ownership interest" in a Note if such person had the right, immediately prior to such person's death, to receive the proceeds from the disposition of such Note, as well as the right to receive payment of the principal of such Note.

      For Notes represented by a Global Note, the Depository or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor's Option for such Note. To obtain repayment pursuant to exercise of the Survivor's Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased beneficial owner (i) the documents described in the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

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